UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 31, 2017

Landmark Infrastructure Partners LP

(Exact name of registrant as specified in its charter)

Delaware	001-36735	61-1742322
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation or organization)	File Number)	Identification No.)

2141 Rosecrans Avenue, Suite 2100

El Segundo, CA 90245

(Address of principal executive office) (Zip Code)

(310) 598-3173

(Registrants’ telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01 – Entry into a Material Definitive Agreement.

On July 31, 2017, Landmark Infrastructure Partners LP (the “Partnership”), Landmark Infrastructure Operating Company LLC, Landmark Infrastructure Inc. and Landmark Infrastructure Asset OpCo II LLC entered into a Second Amended and Restated Credit Agreement (the “A&R Credit Agreement”), with SunTrust Bank as Administrative Agent,  SunTrust Robinson Humphrey, Inc., as Sole Lead Arranger and Sole Bookrunner, and a syndicate of lenders (the “Lenders”). The A&R Credit Agreement amended and restated that certain Amended and Restated Credit Agreement by and among the Partnership, Landmark Infrastructure Operating Company LLC, the Administrative Agent and the Lenders, dated as of November 19, 2014 (the “Existing Credit Agreement”), and as part of this amendment and restatement made the following changes, among others, to the Existing Credit Agreement:

•	Added two of the Partnership’s new subsidiaries, Landmark Infrastructure Inc. and Landmark Infrastructure Asset OpCo II LLC, as borrowers under the A&R Credit Agreement;
•

Added the following subsidiaries of the Partnership as guarantors under the A&R Credit Agreement and the related loan documents: Landmark Infrastructure REIT LLC, Landmark Infrastructure REITCO I LLC, Landmark Infrastructure REITCO II LLC, Landmark Infrastructure REITCO III LLC, LD Tall Wall I LLC, RE Astoria LandCo LLC, RE Garland LandCo LLC, RE Garland A LandCo LLC, RE Mustang LandCo LLC, GWR Partners GP LLC and GWR Partners LP LLC; and

•	Added customary provisions to reflect European Union “bail-in” directive legislation.

The foregoing descriptions of the changes to the Existing Credit Agreement and of the A&R Credit Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of the A&R Credit Agreement filed herewith as Exhibit 10.1 and incorporated herein by reference.

Item 5.03 – Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On July 31, 2017, Landmark Infrastructure Partners GP LLC, the general partner of the Partnership, adopted Amendment No. 1 (the “LPA Amendment”) to the Third Amended and Restated Agreement of Limited Partnership of the Partnership (the “Partnership Agreement”). The LPA Amendment (i) imposes certain ownership limitations and transfer restrictions on partnership interests in the Partnership and amends certain provisions of the Partnership Agreement providing for the allocation of income, gain, loss and deduction (the “Ownership Limitations”) and (ii) made changes to better reflect the Partnership’s intention to treat distributions paid on the Partnership’s issued and outstanding preferred units as distributions to partners in their capacity as partners rather than as guaranteed payments for the use of capital for U.S. federal income tax purposes. Pursuant to the terms of the Partnership Agreement, the Partnership’s unitholders previously approved the Ownership Limitations included in the LPA Amendment at a special meeting held on July 20, 2017. The LPA Amendment was adopted to help facilitate the previously announced plan to reorganize the Partnership’s operating structure by moving substantially all of its operating assets to a controlled subsidiary that qualifies as a real estate investment trust, which also closed on July 31, 2017. The foregoing description of the LPA Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the LPA Amendment, which is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit
Number	Description
3.1	Amendment No. 1 to the Third Amended and Restated Agreement of Limited Partnership of Landmark Infrastructure Partners LP, dated July 31, 2017.
10.1

Second Amended and Restated Credit Agreement, dated as of July 31, 2017, by and among Landmark Infrastructure Asset OpCo II LLC, Landmark Infrastructure Inc., and Landmark Infrastructure Operating Company LLC as borrowers, Landmark Infrastructure Partners LP, the several banks, other financial institutions and lenders from time to time party thereto, and SunTrust Bank, as administrative agent, issuing bank and swingline lender.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Landmark Infrastructure Partners LP

	By:	Landmark Infrastructure Partners GP LLC,
its general partner

Dated: August 2, 2017	By:	/s/ George P. Doyle
	Name:	George P. Doyle
	Title:	Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit
Number	Description
3.1	Amendment No. 1 to the Third Amended and Restated Agreement of Limited Partnership of Landmark Infrastructure Partners LP, dated July 31, 2017.
10.1

Second Amended and Restated Credit Agreement, dated as of July 31, 2017, by and among Landmark Infrastructure Asset OpCo II LLC, Landmark Infrastructure Inc., and Landmark Infrastructure Operating Company LLC as borrowers, Landmark Infrastructure Partners LP, the several banks, other financial institutions and lenders from time to time party thereto, and SunTrust Bank, as administrative agent, issuing bank and swingline lender.